UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2008 (July 24, 2008)

Allied Security Holdings LLC
 (Exact Name of Registrant as Specified in its Charter)

Delaware	333-119127	20-1379003
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3606 Horizon Drive, King of Prussia, PA	19406
(Address of Principal Executive Offices)	(Zip Code)

(610) 239-1260
 (Registrant's telephone number, including area code)

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On July 24, 2008, Allied Security Holdings LLC, a Delaware limited liability company (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with SpectaGuard Holding Corporation ("SpectaGuard"), MacAndrews & Forbes Holdings Inc., solely for purposes of certain sections specified therein, AB Capital Holdings LLC ("Purchaser"), and AB Merger Sub LLC ("Merger Sub"), a wholly-owned subsidiary of Purchaser.  Purchaser and Merger Sub are controlled by a private equity fund affiliated with The Blackstone Group (“Blackstone”).  In connection with the Merger Agreement, Blackstone Capital Partners V L.P. entered into a limited guarantee with the Company, dated July 24, 2008, guaranteeing certain of Purchaser's obligations under the Merger Agreement.

The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into the Company (the "Merger") whereupon the separate existence of Merger Sub will cease and the Company will continue as a subsidiary of Purchaser.  Under the Merger Agreement, the Company's units will be converted into the right to receive a pro rata share of the cash Merger consideration.  The purchase price (the "Purchase Price") to be paid in connection with the Merger will be an amount in cash up to $750,000,000, which includes a maximum potential earn-out payment of $50,000,000. The earn-out payment is based on the Company achieving certain EBITDA thresholds, as set forth in the Merger Agreement, for the fiscal year ended December 31, 2009.

The Merger Agreement contains customary representations, warranties, and indemnification provisions.  The Company has also agreed to customary interim operating and other customary covenants.

Consummation of the Merger is subject to certain closing conditions, including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the accuracy of the representations and warranties of the parties subject to certain exceptions, the pro forma ratios of net debt and net senior debt of the Company to EBITDA not exceeding certain thresholds, and other customary closing conditions.

The Merger Agreement may be terminated in certain limited circumstances, including upon the failure of the Merger to occur on or before October 10, 2008, as such date may be extended in connection with Purchaser’s financing of the transaction.  A fee is payable by the Purchaser to the Company if the Purchaser fails to consummate the Merger under certain circumstances.

Consummation of the Merger will constitute a change of control under the Company's Credit Facility, dated as of July 20, 2006 (the "Credit Facility"), with Bear Stearns Corporate Lending Inc., as administrative agent, and the Indenture, dated as of September 20, 2004 (the "Indenture"), governing its 11.375% Senior Subordinated

Notes due 2011 (the "Notes").  At the closing of the Merger, the Purchaser will cause all indebtedness under the Credit Facility to be paid in full or satisfied and discharged, and the Notes will be called for redemption with proceeds from the Merger deposited with the trustee of the Indenture to effect a defeasance.

This report does not constitute a notice of redemption under the Indenture for the Notes.

Item 7.01.	Regulation FD Disclosure.

At a presentation to potential lenders on July 29, 2008, the Company will present the unaudited financial information set forth on Exhbit 99.1, which is furnished herewith.

Item 8.01.	Other Events.

On July 25, 2008, the Company and Blackstone issued a press release, a copy of which is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit 99.1	Unaudited financial information of the Company to be presented to lenders on July 29, 2008.

Exhibit 99.2	Press Release dated July 25, 2008 issued by the Company and Blackstone.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED SECURITY HOLDINGS LLC

By:	/s/ David Buckman
David Buckman
Executive Vice President and
General Counsel

Date: July 29, 2008

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Unaudited financial information of the Company to be presented to lenders on July 29, 2008.

Exhibit 99.2	Press Release dated July 25, 2008 issued by the Company and Blackstone.